PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1921


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $175,000,000         Original Issue Date:  March 14, 2000

CUSIP Number:     59018S 4V3           Stated Maturity Date: September 14, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:     3750
       CMT Telerate Page:               LIBOR Telerate Page:
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:          One Month   Minimum Interest Rate:   Not Applicable

Spread:                  0.000%      Maximum Interest Rate:   Not Applicable

Initial Interest Rate:   TBD         Spread Multiplier:       Not Applicable



Interest Reset Dates:    Monthly, on the 14th of each month commencing April 14,
                         2000 subject to modified following business day convention

Interest Payment Dates:  Monthly, on the 14th of each month commencing April 14,
                         2000 subject to modified following business day convention

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 The Chase Manhattan Bank

Dated:                   March 9, 2000